UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Amendment No. 1

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2009

World Series of Golf, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-140685	87-0719383
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10161 Park Run Drive, Suite 150
Las Vegas, Nevada 89145
(Address of principal executive offices; zip code)

(702) 740-1740
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

     We are filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to amend our Current Report on Form 8-K dated April 8, 2009 (the “Original Filing”). The purpose of this Amendment is to supplement our disclosure under Item 4.02 of the Original Filing in response to comments of the Securities and Exchange Commission. This Amendment hereby amends Item 4.02 of the Original Filing.

SECTION 4 – MATTERS RELATED
TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     Our management, after consultation from our recently engaged consulting accounting firm, concluded that it is necessary to restate (i) our audited financial statements as of and for the year ended December 31, 2007 which were included in our Annual Report on Form 10-KSB for the year ended December 31, 2007, and (ii) our unaudited interim financial statements as of and for the three months ended March 31, 2008, the three and six months ended June 30, 2008, and the three and nine months ended September 30, 2008, which were included in our Quarterly Report on Form 10-QSB for the period ended March 31, 2008 and our Quarterly Reports on Form 10-Q for the periods ended June 30, 2008 and September 30, 2008.

     The following is a brief description of the facts and circumstances now known to us regarding the errors cited in the Original Filing:

Error # 1

     Facts and Circumstances: The first reported error related to accounts receivable of $186,000 at December 31, 2007, which was initially thought to be overstated with the related understatement of expense. It has been determined that $30,000 of the accounts receivable balance was subsequently offset by accounts payable with a customer and represented a reclassification between accounts receivable and accounts payable, which in and of itself would not require restatement. It has been determined that $156,000 of accounts receivable was overstated as a result of incorrect revenue recognition as to a transaction with a former customer. While there was evidence that an arrangement existed, evidence was not available that collectability was appropriately reviewed to support a position that collectability was reasonably assured, and thus, in the absence of sufficient evidential matter in support of such determination, management has concluded that revenue should not have been recognized. In addition, management has concluded that there was an insufficient number of effectively designed controls and procedures to ensure that:

  revenue recognition criteria were properly applied in accordance with generally accepted accounting principles (GAAP) and company policies.

  all revenue transactions occurred, were accurately calculated in accordance with the terms of the applicable contract, were processed properly and were accurately reflected in the proper period in the general ledger;

  all sponsor-related transactions occurred, were accurately calculated in accordance with the terms of the applicable contract, were processed properly and were accurately reflected in the proper period in the general ledger; and

  all revenue transactions were properly authorized before entry into the general ledger.

     The adjusting entry necessary to correct this first reported error is to decrease accounts receivable and decrease revenues by $156,000.

Error # 2

     Facts and Circumstances: The second reported error related to stock subscription receivables of $2.0 million, which was initially thought to be overstated with the related overstatement of common stock and additional paid-in capital, for no net effect to stockholders’ equity. Management has determined that, pursuant to terms of an operating agreement, in 2007 the Company issued two million shares of its common stock to a company for services provided to the Company, which were recorded at an estimated fair value of $1.00 per share based on recent cash transactions.

     This was a significant non-routine transaction in 2007 and the Company believes the error in recording this transaction was primarily due to deficiencies pertaining to insufficiently skilled personnel and a lack of human resources within its finance and accounting reporting functions and deficiencies relating to insufficient analysis, documentation and review of the selection and application of GAAP to significant non-routine transactions, including the preparation of financial statement disclosures relating thereto.

     The adjusting entry necessary to correct this second reported error is to increase common stock and additional paid in capital by $2 million, decrease stock subscriptions receivable by $2 million and increase sales and marketing expense by $2 million.

Error # 3

     Facts and Circumstances: The third reported error related to fixed assets representing tournament signage, with a net book value of approximately $183,000, which was initially thought to have been incorrectly capitalized and depreciated rather than expensed as incurred. Management has determined that the net book value of this signage, which was subsequently determined to be $175,000, should not be reported as an asset at December 31, 2007, but rather should be reported as cost of sales. Based on its review of Company procedures regarding accounting for tournament signage, management has determined that it is appropriate to reflect these costs as period costs as they do not represent future benefit to the Company. This error was primarily due to deficiencies pertaining to insufficiently skilled personnel and a lack of human resources within its finance and accounting reporting functions and deficiencies relating to insufficient analysis, documentation and review of the selection and application of GAAP, as well as insufficient oversight of financially significant processes and systems, including deficiencies relating to monitoring and oversight of the work performed by its finance and accounting personnel.

     The adjusting entry necessary to correct this third reported error is to decrease fixed assets, net, by $175,000, decrease depreciation expense by $45,000 and increase cost of sales by $220,000.

Error # 4

     Facts and Circumstances: The fourth reported error related to $1.4 million recorded as commission expense and an increase in common stock and additional paid-in capital. Management has determined that this expense should not have been recorded at December 31, 2007. After review of stockholders’ equity transactions and activity, the entry to record this commission expense was likely based on preliminary information, which was not later confirmed. As was the case in the second and third reported errors, the Company believes that the errors contributing to recording this transaction were primarily due to deficiencies pertaining to insufficiently skilled personnel and a lack of human resources within its finance and accounting reporting functions and deficiencies relating to insufficient analysis, documentation and review of the selection and application of GAAP to significant non-routine transactions, including the preparation of financial statement disclosures relating thereto.

     The adjusting entry necessary to correct this fourth reported error is to decrease common stock and additional paid in capital by $1.4 million and decrease general and administrative expense by $1.4 million.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD SERIES OF GOLF, INC.
Date: August 17, 2009

	By:	/s/ Joseph F. Martinez
Joseph F. Martinez
Chief Executive Officer